Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a "significant subsidiary" as of December 31, 2006.

NAME	INCORPORATION
Adventure of the Seas Inc.	Liberia
Blue Sapphire Marine Inc.	Liberia
Cape Liberty Cruise Port LLC	Delaware
Celebrity Cruise Lines Inc.	Cayman Islands
Celebrity Cruises Holdings Inc.	Liberia
Celebrity Cruises Inc., doing business as Celebrity Cruises	Liberia
Constellation Inc.	Liberia
Cruise Mar Investment Inc.	Liberia
Cruise Mar Shipping Holdings Ltd.	Liberia
Enchantment of the Seas Inc.	Liberia
Esker Marine Shipping Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Fantasia Cruising Inc.	Liberia
Freedom of the Seas Inc.	Liberia
Galapagos Cruises Inc.	Liberia
GG Operations Inc	Delaware
Grandeur of the Seas Inc.	Liberia
Harmony Investments (Global) Ltd.	England
Infinity Inc.	Liberia
Island for Science Inc.	Indiana
Islas Galapagos Turismo y Vapores CA	Ecuador
Jewel of the Seas Inc.	Liberia
Labadee Investments Ltd.	Cayman Islands
Legend of the Seas Inc.	Liberia
Liberty of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Monarch of the Seas Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Nordic Empress Shipping Inc.	Liberia
Pullmantur, S.A.	Spain
Pullmantur Ship Management, Ltd.	Bahamas
Pullmantur Cruises, S.L.	Spain
Pullmantur Cruises Ship Management Ltd.	Malta
Pullmantur Cruises Oceanic Ltd.	Malta
Pullmantur Cruises Blue Dream, Ltd.	Malta
Pullmantur Cruises Holiday Dream Ltd.	Malta
Pullmantur Cruises Sky Wonder Ltd.	Malta
Pullmantur Cruises Blue Moon Ltd.	Malta
Radiance of the Seas Inc.	Liberia
RCL UK Ltd.	England

NAME	INCORPORATION
RCL Holdings Cooperatif U.A.	Netherlands
Rhapsody of the Seas Inc.	Liberia
Royal Caribbean Holdings de Espana S.L.	Spain
Royal Caribbean Cruise Lines AS	Norway
Royal Caribbean Cruises Espana S.L.	Spain
Royal Celebrity Tours Inc.	Delaware
Seabrook Maritime Inc.	Liberia
Serenade of the Seas Inc.	Liberia
Societe Labadee Nord, S.A.	Haiti
Sovereign of the Seas Shipping Inc.	Liberia
Splendour of the Seas Inc.	Liberia
Summit Inc.	Liberia
The Scholar Ship Program LLC	Delaware
Universal Cruise Holdings Ltd	British Virgin Islands
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
Zenith Shipping Corporation	Liberia